Execution Version CONSTELLATION ENERGY GENERATION, LLC $300,000,000 Floating Rate Senior Notes due 2028 $900,000,000 3.900% Senior Notes due 2028 $750,000,000 4.400% Senior Notes due 2031 $800,000,000 5.875% Senior Notes due 2066 UNDERWRITING AGREEMENT January 5, 2026 To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto Ladies and Gentlemen: Constellation Energy Generation, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, (i) $300,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2028 (the “Floating Rate Notes”) (ii) $900,000,000 aggregate principal amount of its 3.900% Senior Notes due 2028 (the “2028 Notes”), (iii) $750,000,000 aggregate principal amount of its 4.400% Senior Notes due 2031 (the “2031 Notes”) and (iv) $800,000,000 aggregate principal amount of its 5.875% Senior Notes due 2066 (the “2066 Notes” and together with the Floating Rate Notes, the 2028 Notes and the 2031 Notes, the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), dated as of September 28, 2007, between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof. 1. Representations and Warranties. As of the date of this Agreement, the Applicable Time of Sale and the Closing Date, the Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing under Rule 462(e) under the Act. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final term sheet as contemplated by Section 5(b) hereof and a final prospectus supplement relating to the Securities in AMERICASACTIVE:22087024.13

2 accordance with Rules 415 and 424(b). As filed, such final prospectus supplement shall contain all 430B Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). (b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). (c) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time and as of the “new effective date” with respect to the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. (d) No proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the Disclosure Package and the Final Prospectus. (e) The Disclosure Package did not, as of the time and date designated as the “Applicable Time of Sale” in Schedule I hereto (the “Applicable Time of Sale”), and the Final Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing

3 Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. (f) The documents incorporated by reference in the Disclosure Package or the Final Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. (g) The Company has not made and will not make (other than the final term sheet prepared and filed pursuant to Section 5(b) hereof) any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior written consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Act with respect to any such free writing prospectus; any such free writing prospectus (including the final term sheet prepared and filed pursuant to Section 5(b) hereof) will not, as of its issue date and through the completion of the public offer and sale of the Securities, include any information that is inconsistent with the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, and any such free writing prospectus, when taken together with the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, did not, when issued or filed pursuant to Rule 433 under the Act, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purpose of clarity, nothing in this Section 1(e) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder. (h) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer of the Securities (within the meaning of Rule 164(h)(2)) of the Act and (y) as of the Execution Time (with such date being used as the determination date for purposes of this clause (y)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. (i) None of the Company or any of the Company’s subsidiaries is, and on the Closing Date and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under “Use of Proceeds” in each of the Disclosure Package and the Final Prospectus, will be, an “investment company” within the meaning of the Investment Company Act. (j) Neither the Company nor any of the Company’s subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. (k) The Company has been duly organized and is validly subsisting as a limited liability company in good standing under the laws of the Commonwealth of Pennsylvania with full

4 power and authority under its operating agreement to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (as defined herein). (l) Constellation Energy Corporation, a corporation subsisting under the laws of the Commonwealth of Pennsylvania (“Constellation Corporation”), is the only member of the Company and owns all of the Company’s outstanding limited liability company interests, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Constellation Corporation is not obligated personally for any debt, obligation or liability of the Company solely by reason of being a member of the Company or owning its limited liability company interests. (m) The Company does not have any significant subsidiaries (as such term is defined in Rule 1.02 of Regulation S-X promulgated under the Act). (n) Constellation Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. (o) The statements in the Disclosure Package and the Final Prospectus under the heading “Description of Senior Notes” fairly summarize the matters therein described. (p) There is no contract or document required to be described in the Disclosure Package or the Final Prospectus or to be filed as an exhibit to a document incorporated by reference into the Disclosure Package or the Final Prospectus which is not described or filed as required. (q) This Agreement has been duly authorized, executed and delivered by the Company. (r) The Indenture has been duly authorized and constitutes a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with the terms of the Indenture and entitled to the benefits thereof (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). (s) No consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body, including the Commission and any applicable state utility commission or other regulatory authority, is required in connection with the transactions contemplated herein or in the Indenture, except (i) for the authorization of the Federal Energy Regulatory Commission (“FERC”), which authorization has been received and is in full force and effect and (ii) such as will be obtained under the Act and the Trust Indenture Act, and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus.

5 (t) The Company will apply the net proceeds from the issuance and sale of the Securities, as set forth under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, in a manner consistent with the order authorizing the issuance and sale of the Securities. (u) Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or any of its subsidiaries pursuant to (i) the operating agreement of the Company or the organizational documents of any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. (v) The Company and its subsidiaries own or lease all such properties as are necessary for the conduct of the Company’s operations as presently conducted. (w) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the date and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles. (x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or properties of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto made after the date of this Agreement). (y) Neither the Company nor any subsidiary is (i) in violation of its operating agreement or its charter, bylaws or other organizational instrument or document; (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any material law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable. (z) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any

6 such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto made after the date of this Agreement). (aa) PricewaterhouseCoopers LLP is (i) an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder and (ii) an independent public accounting firm with respect to Calpine Corporation (“Calpine”) under the American Institute of Certified Public Accountants Code of Professional Conduct. (bb) Deloitte & Touche LLP is an independent public accounting firm with respect to Calpine under the American Institute of Certified Public Accountants Code of Professional Conduct. (cc) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective. (ee) Neither the Company, any of its subsidiaries, or any director, officer, or employee thereof, nor, to the knowledge of the Company, any agent affiliate, or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or other similar anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have conducted, and will continue to conduct, their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to institute, maintain and enforce, policies and procedures designed to promote compliance with all applicable Anti-Corruption Laws. (ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including, without limitation, by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)), the Money

7 Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Money Laundering Laws. (gg) Except as disclosed in the Disclosure Package and the Final Prospectus, there has been no material security breach or incident involving unauthorized access or disclosure of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) that could reasonably be expected to give rise to a data breach notification obligation to affected individuals under applicable data breach notification law or that could reasonably be expected to require disclosure or a notification thereof to the Commission or other applicable regulatory authority (a “Security Breach”) and (i) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Security Breach to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices. (hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is, currently subject to any sanctions administered or enforced by the U.S. Government, including, without limitation, by the Office of Foreign Assets Control of the U.S. Treasury Department or any sanctions or measures imposed by the United Nations Security Council, the European Union and its member states, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Russia, Cuba, Iran, North Korea, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-Ukrainian-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, or any other covered region of Ukraine identified pursuant to Executive Order 14065; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of or business with any person currently subject to any Sanctions, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating whether as Underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Sanctions. The Company and each of its

8 subsidiaries (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter. 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth on Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. 3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus, the Preliminary Prospectus and the final term sheet contemplated by Section 5(b) hereof. 5. Agreements. The Company agrees with the several Underwriters that: (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any

9 proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. (b) The Company shall prepare a final term sheet containing solely a description of the Securities, substantially in the form of Annex I hereto and approved by the Representatives and shall file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule; and shall file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act. (c) Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), other than the final term sheet prepared and filed pursuant to Section 5(b) hereof or any free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 (including a preliminary Bloomberg screen containing substantially the same information, but in any event not more information, than the final term sheet prepared and filed pursuant to Section 5(b)). (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), any event occurs or has occurred as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request. If, prior to the Closing Date, there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Disclosure Package is delivered to a purchaser, not misleading, the Company promptly will notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission. (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

10 (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. (h) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, or announce the offering of, any long-term debt securities issued or guaranteed by the Company or preferred stock (other than the Securities), prior to the Closing Date. (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. (j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the issuance of the Securities and the fees of the Trustee (including counsel to the Trustee in connection therewith); (ii) the preparation, printing or reproduction and filing of the Registration Statement, each Preliminary Prospectus and Final Prospectus, and each amendment or supplement to either of them, and any Issuer Free Writing Prospectus; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel); (ix) the fees and expenses of any rating agencies rating the Securities and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time of Sale, the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions: (a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by

11 Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. (b) Ballard Spahr LLP, counsel for the Company, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that: (i) the Company has been duly organized and is validly subsisting as a limited liability company under the laws of the Commonwealth of Pennsylvania, with full limited liability company power and authority under its operating agreement to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; (ii) Constellation Corporation is the only member of the Company and owns all of the Company’s outstanding limited liability company interests; (iii) the Indenture is in due and proper form, has been duly and validly authorized by the necessary corporate action and has been qualified under the Trust Indenture Act, and no other authorization, approval, consent, certificate or order of any state commission or regulatory authority or of any other federal commission or regulatory authority is required; the Indenture has been duly and validly executed and delivered and is a valid and enforceable instrument in accordance with its terms except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating or affecting the creditors’ rights, and (2) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; (iv) the Securities are in due and proper form and have been duly executed and delivered by the duly authorized officers of the Company; the issue and sale of the Securities by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action, no authorization, approval, consent, certificate or order of any state commission or regulatory authority or of any federal commission or regulatory authority having been required in respect of such issue and sale except for the authorization of FERC, which authorization has been received by the Company and is in full force and effect; the Securities, when duly executed, authenticated and delivered to the Underwriters against payment of the agreed consideration therefor, will be valid and enforceable obligations of the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; (v) such counsel is not representing the Company in any pending litigation in which it is a named defendant, or in any litigation that is overtly threatened in writing against it by a potential claimant, that challenges the validity or enforceability of, or seeks to enjoin the performance of, the transactions contemplated by this Agreement and, to the knowledge of such counsel, there are no pending legal proceedings to which the Company or any subsidiary is a party and which are required to be set forth in the documents

12 incorporated by reference in the Registration Statement, Disclosure Package and Final Prospectus other than those referred to in such documents; and the statements in any Preliminary Prospectus, the Disclosure Package and the Final Prospectus under the heading “Description of Senior Notes” fairly summarizes the matters therein described; (vi) the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date and as of the “new effective date” with respect to the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion); (vii) such counsel has no reason to believe that the Disclosure Package, as of the Applicable Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion); (viii) this Agreement has been duly authorized, executed and delivered by the Company; (ix) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended; (x) no consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as have been obtained under the Act, the Trust Indenture Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Underwriters in the manner contemplated in this Agreement and the Final Prospectus and such other approvals (specified in such opinion) as have been obtained; (xi) neither the execution and delivery of this Agreement or the Indenture, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment

13 of the terms hereof or thereof will contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to (i) the operating agreement of the Company or the charter, bylaws or other organizational instrument or document of the Company’s subsidiaries, as the case may be; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject that is listed in the Exhibit Index to the Company’s Form 10-K for the fiscal year ended December 31, 2024 and Forms 8-K filed with the Commission during the period between January 1, 2025 and the Closing Date; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; (xii) the discussions in any Preliminary Prospectus and the Final Prospectus in each case under the caption “Certain United States Federal Income Tax Considerations” are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein, and such counsel shall confirm that these discussions, to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, represent its opinion; (xiii) No restraining or other order has been issued by and no investigation, proceeding or litigation has been commenced or, to the best of such counsel’s knowledge, threatened before the Commission or any other governmental or regulatory agency with respect to the execution, delivery, performance, making or consummation, as the case may be, of the issuance and sale of the Securities. (xiv) The documents incorporated by reference in the Disclosure Package and the Final Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading. (c) The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President, Treasurer, Assistant Treasurer, or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company to the effect that:

14 (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; (iii) the signers of such certificate have carefully examined the Disclosure Package and the Final Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Final Prospectus, and, in their opinion, the Disclosure Package, as of the Applicable Time, and the Final Prospectus, as of its date, did not and, on the Close Date, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives (i) with respect to the Company, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, and (ii) with respect to Calpine, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives. (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives. (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (e) and (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

15 (h) On the Closing Date, (i) the Securities shall be rated at least “Baa2” by Moody’s Investors Service, Inc. and “BBB+” by Standard & Poor’s Ratings Services, respectively, and the Company shall have delivered to the Representatives evidence satisfactory to the Representatives confirming that the Securities have such ratings, and (ii) since the Execution Time, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s debt securities or commercial paper by any “nationally recognized statistical rating agency,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities. (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103, on the Closing Date. 7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including fees and disbursements of counsel reasonably incurred) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate, director, officer, employee and agent of any Underwriter from and against any and all losses, claims, damages and liabilities or expenses, joint or several, to which such Underwriter, affiliate, director, officer, employee, agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below): (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact, in light of the circumstances in which it was made, or an omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any

16 Preliminary Prospectus, the Final Prospectus, or in any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act; and agrees to reimburse each Underwriter and each such affiliate, director, officer, employee, agent or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided however that the foregoing indemnity agreement shall not apply in each case insofar as such losses, claims, damages, liabilities, or expenses are caused by any such untrue statement or omission or alleged untrue statement or alleged omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein. (b) Each Underwriter severally, and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its principal executive officers or officers, principal financial officer, controller or principal accounting officer, and each person if any who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in Section 8(a) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statement set forth on the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting (Conflicts of Interest),” (A) the sentences related to concessions and reallowances and (B) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus. (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the

17 indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, if any indemnified party is entitled to retain separate legal counsel (including local counsel) the indemnifying party shall not be required to bear the fees, costs and expenses of more than one separate counsel (in addition to the fees and expenses of any local counsel) for all indemnified parties with respect to such lawsuit, claim or proceeding; provided that such legal counsel shall be reasonably satisfactory to each indemnified party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or admission of, fault, culpability or failure to act on behalf of any indemnified party. (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is for any reason held to be unenforceable by an indemnified party or is insufficient to hold harmless a party indemnified under paragraph (a) or (b) of this Section 8, although applicable in accordance with its terms (including the requirements of Section 8(c) above), the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder; provided, further, that each Underwriter’s obligation to contribute to Losses hereunder shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same

18 rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). 9. Default by an Underwriter. (a) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities the defaulting Underwriter failed to purchase. (b) If the non-defaulting Underwriters are not obligated to and do not purchase all the Securities the defaulting Underwriter failed to purchase, the Company shall be entitled to a period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities and if arrangements for the purchase of such Securities by other persons selected by the Company and reasonably satisfactory to the Representative are not made within 36 hours after such default, this Agreement will terminate without liability to any non- defaulting Underwriter or the Company unless the Company elects to reduce the principal amount of the Securities to be offered by the amount of the Securities that the defaulting Underwriter failed to purchase, in which event the non-defaulting Underwriters will have the right to purchase all, but shall not be under any obligation to purchase any, of such reduced principal amount of Securities. In the event the non-defaulting Underwriters decline to purchase all of such reduced principal amount of Securities, this Agreement will terminate without any liability on the part of the non- defaulting Underwriters or the Company. (c) In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder. 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if (A) at any time prior to such time (i) trading in the common stock of Constellation Corporation shall have been suspended by the Commission or the Nasdaq Global Select Market (“Nasdaq”), or trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a major disruption of settlements of securities or clearance services in the United States shall have occurred, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, (v) downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act or (vi) such organization shall have publicly

19 announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, and (B) the effect of the event as set forth in the foregoing clauses (iii) and (iv), as the case may be, on the financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement. 12. U.S. Special Resolution Regime. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. As used in this Section 12: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, telefaxed or emailed to BofA

20 Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Transaction Management/Legal (fax no.: (212) 901-7881); Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, Fax: (646) 291-1469; Goldman Sachs & Co. LLC, 200 West Street, New York, New York, Attn: Registration Department (email: registration-syndops@ny.email.gs.com); Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor New York, New York 10036 Attn: Investment Banking Division, Phone: (212) 761-6691, Facsimile: (212) 507- 8999; and Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attn: US Debt Capital Markets (email:US.Legal@scotiabank.com; TAG@scotiabank.com). 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. 15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company's engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. 16. Patriot Act Acknowledgment. The Company and the Underwriters acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients. 17. Research Analyst Independence. The Company and the Underwriters acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt securities of the Company. 18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21 19. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. 20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. 21. Electronic Signature. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) www.docusign.com or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof. 23. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated. “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Agreement” shall mean this Underwriting Agreement including all schedules attached hereto and made a part hereof. “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement on the Effective Date. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. “Commission” shall mean the Securities and Exchange Commission. “Disclosure Package” shall mean (i) the Preliminary Prospectus, including the Base Prospectus, as amended and supplemented to the Applicable Time of Sale, (ii) the final term sheet prepared and filed pursuant to Section 5(b) hereof, (iii) any Issuer Free Writing Prospectus and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. Notwithstanding any provision hereof to the contrary, each document included in the Disclosure Package shall be deemed to include all documents incorporated therein by reference, whether any such incorporated document is filed before or after the document into which it is incorporated, so long as the incorporated document is filed before the Applicable Time of Sale. “Effective Date” shall mean each date and time that the Registration Statement, any post- effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

22 “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed by the Company pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus. “FINRA” shall mean The Financial Industry Regulatory Authority. “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433 under the Act. “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus by the Company, together with the Base Prospectus. “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 462” refer to such rules and any subsections thereof under the Act. “Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B. “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof. “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder. [Signature Page Follows]

[Signature Page to Underwriting Agreement] If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters. Very truly yours, CONSTELLATION ENERGY GENERATION, LLC By: Name: Title:

[Signature Page to Underwriting Agreement] The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto. BOFA SECURITIES, INC. By: Name: Title: CITIGROUP GLOBAL MARKETS INC. By: Name: Title: GOLDMAN SACHS & CO. LLC By: Name: Title: MORGAN STANLEY & CO. LLC By: Name: Title: SCOTIA CAPITAL (USA) INC. By: Name: Title: For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I Underwriting Agreement, dated January 5, 2026 Registration Statement No. 333-269826-01 Representatives: BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Scotia Capital (USA) Inc. A. Title, Purchase Price and Description of the Floating Rate Notes: Title: Floating Rate Senior Notes Due 2028 Principal amount: $300,000,000 Public offering price: 100.000% ($300,000,000) Underwriting discount: 0.300% ($900,000) Underwriters’ purchase price: 99.700% ($299,100,000), plus accrued interest, if any Sinking fund provisions: None Redemption provisions: As set forth in the Final Prospectus Other provisions: As set forth in the Final Prospectus B. Title, Purchase Price and Description of the 2028 Notes: Title: 3.900% Senior Notes Due 2028 Principal amount: $900,000,000 Public offering price: 99.933% ($899,397,000) Underwriting discount: 0.300% ($2,700,000) Underwriters’ purchase price: 99.633% ($896,697,000), plus accrued interest, if any Sinking fund provisions: None Redemption provisions: As set forth in the Final Prospectus Other provisions: As set forth in the Final Prospectus

C. Title, Purchase Price and Description of the 2031 Notes: Title: 4.400% Senior Notes Due 2031 Principal amount: $750,000,000 Public offering price: 99.830% ($748,725,000) Underwriting discount: 0.600% ($4,500,000) Underwriters’ purchase price: 99.230% ($744,225,000), plus accrued interest, if any Sinking fund provisions: None Redemption provisions: As set forth in the Final Prospectus Other provisions: As set forth in the Final Prospectus D. Title, Purchase Price and Description of the 2066 Notes: Title: 5.875% Senior Notes due 2066 Principal amount: $800,000,000 Public offering price: 98.438% ($787,504,000) Underwriting discount: 0.875% ($7,000,000) Underwriters’ purchase price: 97.563% ($780,504,000), plus accrued interest, if any Sinking fund provisions: None Redemption provisions: As set forth in the Final Prospectus Other provisions: As set forth in the Final Prospectus E. Other Provisions Relating to the Securities: Closing Date, Time and Location: January 8, 2026 at approximately 10:00 a.m. ET Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 Type of Offering: Non-delayed Applicable Time of Sale of the Securities pursuant to Section 1(e) of the Underwriting Agreement: 4:05 p.m. ET, January 5, 2026

SCHEDULE II Underwriters Principal Amount of Floating Rate Notes to be Purchased BofA Securities, Inc. .............................................. $39,000,000 Citigroup Global Markets Inc. .............................. $39,000,000 Goldman Sachs & Co. LLC ................................... $39,000,000 Morgan Stanley & Co. LLC ................................... $39,000,000 Scotia Capital (USA) Inc. ..................................... $39,000,000 M&T Securities, Inc. .............................................. $19,500,000 PNC Capital Markets LLC ..................................... $19,500,000 SG Americas Securities, LLC ................................ $19,500,000 TD Securities (USA) LLC ..................................... $19,500,000 Truist Securities, Inc. ............................................. $19,500,000 Academy Securities, Inc. ....................................... $6,000,000 Siebert Williams Shank & Co., LLC ..................... $1,500,000 Total ....................................................................... $300,000,000 Underwriters Principal Amount of 2028 Notes to be Purchased BofA Securities, Inc. .............................................. $117,000,000 Citigroup Global Markets Inc. .............................. $117,000,000 Goldman Sachs & Co. LLC ................................... $117,000,000 Morgan Stanley & Co. LLC ................................... $117,000,000 Scotia Capital (USA) Inc. ..................................... $117,000,000 M&T Securities, Inc. .............................................. $58,500,000 PNC Capital Markets LLC ..................................... $58,500,000 SG Americas Securities, LLC ................................ $58,500,000 TD Securities (USA) LLC ..................................... $58,500,000 Truist Securities, Inc. ............................................. $58,500,000 Academy Securities, Inc. ....................................... $18,000,000 Siebert Williams Shank & Co., LLC ..................... $4,500,000 Total ....................................................................... $900,000,000

Underwriters Principal Amount of 2031 Notes to be Purchased BofA Securities, Inc. .............................................. $97,500,000 Citigroup Global Markets Inc. .............................. $97,500,000 Goldman Sachs & Co. LLC ................................... $97,500,000 Morgan Stanley & Co. LLC ................................... $97,500,000 Scotia Capital (USA) Inc. ..................................... $97,500,000 M&T Securities, Inc. .............................................. $48,750,000 PNC Capital Markets LLC ..................................... $48,750,000 SG Americas Securities, LLC ................................ $48,750,000 TD Securities (USA) LLC ..................................... $48,750,000 Truist Securities, Inc. ............................................. $48,750,000 Academy Securities, Inc. ....................................... $15,000,000 Siebert Williams Shank & Co., LLC ..................... $3,750,000 Total ....................................................................... $750,000,000 Underwriters Principal Amount of 2066 Notes to be Purchased BofA Securities, Inc. .............................................. $104,000,000 Citigroup Global Markets Inc. .............................. $104,000,000 Goldman Sachs & Co. LLC ................................... $104,000,000 Morgan Stanley & Co. LLC ................................... $104,000,000 Scotia Capital (USA) Inc. ..................................... $104,000,000 M&T Securities, Inc. .............................................. $52,000,000 PNC Capital Markets LLC ..................................... $52,000,000 SG Americas Securities, LLC ................................ $52,000,000 TD Securities (USA) LLC ..................................... $52,000,000 Truist Securities, Inc. ............................................. $52,000,000 Academy Securities, Inc. ....................................... $16,000,000 Siebert Williams Shank & Co., LLC ..................... $4,000,000 Total ....................................................................... $800,000,000

ANNEX I Pricing Term Sheet CONSTELLATION ENERGY GENERATION, LLC $300,000,000 Floating Rate Senior Notes due 2028 $900,000,000 3.900% Senior Notes due 2028 $750,000,000 4.400% Senior Notes due 2031 $800,000,000 5.875% Senior Notes due 2066 January 5, 2026 Issuer: Constellation Energy Generation, LLC Expected Ratings*: [Intentionally Omitted] Trade Date: January 5, 2026 Settlement Date**: January 8, 2026 (T+3) Principal Amount: $300,000,000 $900,000,000 $750,000,000 $800,000,000 Security Title: Floating Rate Senior Notes due 2028 3.900% Senior Notes due 2028 4.400% Senior Notes due 2031 5.875% Senior Notes due 2066 Coupon: Floating rate based on Compounded SOFR plus 0.600%; calculated quarterly. 3.900% 4.400% 5.875% Maturity Date: January 8, 2028 January 8, 2028 January 15, 2031 January 15, 2066 Interest Payment Dates: Quarterly on January 8, April 8, July 8 and October 8 of each year, commencing April 8, 2026 Semi-annually on January 8 and July 8, commencing July 8, 2026 Semi-annually on January 15 and July 15, commencing July 15, 2026 Semi-annually on January 15 and July 15, commencing July 15, 2026 Benchmark Treasury: N/A 3.375% due December 31, 2027 3.625% due December 31, 2030 4.750% due August 15, 2055 Benchmark Treasury Price and Yield: N/A 99 – 27 ⅛ / 3.455% 99 – 20 / 3.708% 98 – 12+ / 4.853%

Spread to Benchmark Treasury: N/A 48 basis points 73 basis points 112.5 basis points Yield to Maturity: N/A 3.935% 4.438% 5.978% Offering Price: 100.000% of Principal Amount 99.933% of Principal Amount 99.830% of Principal Amount 98.438% of Principal Amount Optional Redemption: N/A N/A At any time prior to December 15, 2030 (one month prior to the Maturity Date) (the “2031 Notes Par Call Date”), at a make whole price equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Notes Par Call Date) on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of 2031 Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to the At any time prior to July 15, 2065 (six months prior to the Maturity Date) (the “2066 Notes Par Call Date”), at a make whole price equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2066 Notes matured on the 2066 Notes Par Call Date) on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2066 Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to the redemption date.

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. **We expect to deliver the Securities on or about January 8, 2026, which will be the third business day following the date of this pricing term sheet (“T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on any day other than the business day preceding the settlement date will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800- 831-9146, Goldman Sachs & Co. LLC toll-free at 1-800-828-3182, Morgan Stanley & Co. LLC toll- free at 1-866-718-1649 or Scotia Capital (USA) Inc. toll-free at 1-800-372-3930. redemption date. At any time on or after the 2031 Notes Par Call Date, at 100% of the principal amount, plus accrued and unpaid interest thereon to the redemption date. At any time on or after the 2066 Notes Par Call Date, at 100% of the principal amount, plus accrued and unpaid interest thereon to the redemption date. CUSIP/ISIN: 210385 AN0 / US210385AN03 210385 AP5 / US210385AP50 210385 AQ3 / US210385AQ34 210385 AR1 / US210385AR17 Joint Bookrunners: BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Scotia Capital (USA) Inc. M&T Securities, Inc. PNC Capital Markets LLC SG Americas Securities, LLC TD Securities (USA) LLC Truist Securities, Inc. Co-Managers: Academy Securities, Inc. Siebert Williams Shank & Co., LLC

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.